Exhibit 5.1

Westmoreland Coal Company
2 North Cascade Avenue, 14th Floor
Colorado Springs, CO 80903

July 28, 2004

Westmoreland Coal Company
2 North Cascade Avenue, 14th Floor
Colorado Springs, CO 80903

Re:    Westmoreland Coal Company - Registration Statement on Form S-1

Ladies and Gentlemen:

        I am the Vice President, General Counsel and Secretary of Westmoreland Coal Company, a Delaware corporation (the “Company”), and have acted as counsel to the Company in connection with the registration by the Company of non-transferable subscription rights (the “Rights”) to be distributed in connection with a rights offering (the “Rights Offering”) by the Company to the holders of record of its common stock, and up to 1,626,986 shares (the “Shares”) of the Company’s common stock, par value $2.50 per share, issuable upon the exercise of the Rights.

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Act”).

        In my capacity as counsel, and in connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the Registration Statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Act on the date hereof (the “Registration Statement”), the Company’s Restated Certificate of Incorporation and Bylaws, and all such other documents relating to the Company as I have deemed relevant and necessary for the purposes of this opinion.

        In my examination, I have assumed the authenticity of all documents submitted to me as originals, the conformity with the originals of all documents submitted to me as copies or facsimiles, the genuineness of all signatures and the legal capacity of all natural persons. As to any facts material to the opinions expressed herein that I have not independently established or verified, I have relied upon statements and representations of officers and other representatives of the Company.

        I express no opinion herein with respect to the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and I express no opinion as to the effect of any other laws on the opinion stated herein.

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        Based upon and subject to the foregoing, I am of the opinion that (i) the issuance of the Shares in accordance with the Registration Statement has been duly authorized by the Company and (ii) the Shares, when issued and paid for in connection with the Rights Offering, will be validly issued, fully paid and non-assessable.

        I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to me under the heading “Legal Matters” in the Prospectus constituting part of the Registration Statement. In giving this consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ W. Michael Lepchitz

W. Michael Lepchitz Vice President, General Counsel and Secretary